SECURITIES PURCHASE AGREEMENT

Power Efficiency Corporation
3960 Howard Hughes Parkway
Suite 460
Las Vegas, NV 89169

Ladies & Gentlemen:

Each undersigned investor set forth on the Schedule of Investors attached as Annex I hereto (each, an “Investor” and, collectively, the “Investors”), hereby confirms its agreement with you as follows:

1. This Securities Purchase Agreement (the “Agreement”) is made as of August 7, 2009 between Power Efficiency Corporation, a Delaware corporation (the “Company”), and each of the Investors.

2. The Company has authorized the sale and issuance of up to 125,000 units (the “Units”) to the Investors in a private placement offering (the “Offering”) commencing as of the date hereof and continuing through December 30, 2009 (the “Termination Date”).  Each Unit consists of one share of Series C Convertible Preferred Stock of the Company, par value $0.001 per share (the “Preferred Stock”) and 50 warrants in substantially the form attached hereto as Annex III (each a “Warrant” and collectively for all Investors, the “Warrants”) to purchase common stock of the Company, par value $0.001 per share (the “Common Stock”) at $0.40 per share of Common Stock.  Initially, one share of Preferred Stock shall be convertible into one hundred (100) shares of Common Stock, subject to adjustment as set forth in the Certificate of Designation setting forth the rights, preferences and privileges of the Preferred Stock.  The Units, Preferred Stock, Warrants and shares of Common Stock underlying the Warrants are referred to collectively herein as the “Securities”.

3. The Company and the Investors agree that each Investor will, severally and not jointly, purchase from the Company and the Company will issue and sell to the Investors that number of Units as set forth opposite each Investor’s name on Annex I attached hereto, for a purchase price of $40.00 per Unit, pursuant to the Terms and Conditions for Purchase of Units attached hereto as Annex II and incorporated herein by reference as if fully set forth herein (the “Terms and Conditions”).  Notwithstanding the foregoing, certain Investors, as well as certain officers and directors of the Company may purchase Units in the Offering, with the purchase price therefore being paid through the cancellation of deferred compensation owed, or promissory notes payable, to such Investors, officers or directors.  Unless otherwise requested by the Investor, certificates representing the Preferred Stock and the Warrants purchased by the Investor will be registered in the Investor’s name and address as set forth on Annex I.

4. Each Investor represents that, except as set forth below, (a) it has had no position, office or other material relationship within the past three years with the Company or persons known to it to be affiliates of the Company and (b) it has no direct or indirect affiliation or association with any Financial Industry Regulatory Authority (“FINRA”) member as of the date hereof.  Exceptions:

(If no exceptions, write “none.” If left blank, response will be deemed to be “none.”)

Please confirm the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose. By executing this Agreement, you acknowledge that the Company may use or rely upon (i) the information in paragraph 4 above, (ii) the representations and warranties in Section 5 of the Terms and Conditions, solely with respect to the Investors and (iii) the name and address information below in preparation of the Registration Statement (as defined in Annex II).

THE UNITS HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT, AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.  THE UNITS HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THIS CONFIDENTIAL SUMMARY OF TERMS AND CONDITIONS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.  THE UNITS ARE BEING OFFERED PURSUANT TO EXEMPTIONS FROM REGISTRATION REQUIREMENTS PROVIDED BY SECTION 4(2) OF THE SECURITIES ACT, REGULATION D AND RULE 506 THEREUNDER, CERTAIN STATE SECURITIES LAWS AND CERTAIN RULES AND REGULATIONS PROMULGATED PURSUANT THERETO.  THE UNITS MAY NOT BE TRANSFERRED, SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.  THIS DOCUMENT DOES NOT CONSTITUTE AN OFFER TO SELL OR SOLICITATION OF AN OFFER TO BUY THE SECURITIES IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

ANNEX II

TERMS AND CONDITIONS FOR PURCHASE OF UNITS

1. Authorization and Sale of the Units. Subject to these Terms and Conditions, the Company has authorized the sale and issuance of up to 125,000 Units.

2. Agreement to Sell and Purchase the Units. At each Closing (as defined in Section 3), the Company will sell to each Investor, and such Investor will severally purchase from the Company, upon the terms and conditions hereinafter set forth, the number of Units set forth opposite such Investor’s name in Annex I to the Securities Purchase Agreement (the “Agreement”) to which these Terms and Conditions are attached as Annex II, at the purchase price set forth thereon.

3. Delivery of the Preferred Stock and Warrants at Closing. A closing on the purchase and sale of the Units (each, a “Closing”) shall occur at such time or times as the Company determines at the offices of the Company’s counsel once subscriptions for at least $500,000 have been received.  At each Closing, the Company shall deliver to each Investor, versus payment therefor, (i) one or more stock certificates representing the number of shares of Preferred Stock and (ii) one or more Warrants underlying the number of Units set forth opposite such Investor’s name in Annex I of the Agreement, each such certificate or Warrant to be held in the name of such Investor or, if so indicated on the signature page of the Agreement, in the name of a nominee designated by the Investor. The Preferred Stock certificates and the Warrants shall bear an appropriate restrictive legend as required by applicable securities laws.

The Company’s obligation to issue the Units to the Investors shall be subject to the following conditions, any one or more of which may be waived by the Company: (a) receipt by the Company of a certified or official bank check or wire transfer of funds in the full amount of the purchase price for the Units being purchased hereunder, (b) receipt of aggregate investments for not less than 12,500 Units and (c) the accuracy of the representations and warranties made by the Investors and the fulfillment of those undertakings of the Investors.

Each Investor’s obligation to purchase the Units shall be subject to the following conditions, any one or more of which may be waived by such Investor: (a) the representations and warranties of the Company set forth herein shall be true and correct as of the date of each Closing in all material respects and (b) the Investor shall have received such documents as such Investor shall reasonably have requested, including compliance and Secretary’s certificates and, subject to the accuracy of the information and the representations and warranties required to be provided by each Investor, as to exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”).

4. Representations, Warranties and Covenants of the Company. Except as otherwise described in the Disclosure Schedule delivered to the Investors prior to the execution of this Agreement, the Company hereby represents and warrants to, and covenants with, the Investors, as follows:

4.1 Organization. The Company is duly organized and validly existing under the laws of the jurisdiction of its organization. Each of the Company and its Subsidiaries (as defined in Rule 405 under the Securities Act) has full power and authority to own, operate and occupy its properties and to conduct its business as presently conducted and as described in the documents filed by the Company under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of its most recently completed fiscal year through the date hereof, including, without limitation, its most recent reports on Form 10-K and Form 10-Q (collectively, the “Exchange Act Documents”) and is registered or qualified to do business and in good standing in each jurisdiction in which the nature of the business conducted by it or the location of the properties owned or leased by it requires such qualification and where the failure to be so qualified would have a material adverse effect upon the condition (financial or otherwise), earnings, business or business prospects, properties or operations of the Company and its Subsidiaries, considered as one enterprise (a “Material Adverse Effect”), and no proceeding has been instituted in any such jurisdiction, revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification.

4.2 Due Authorization and Valid Issuance. The Company has all requisite power and authority to execute, deliver and perform its obligations under the Agreement, and the Agreement has been duly authorized and validly executed and delivered by the Company and constitutes the legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as rights to indemnity and contribution may be limited by state or federal securities laws or the public policy underlying such laws, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).  Furthermore, the Company has complied with Delaware Corporations Code Section 144(a).

4.3 Non-Contravention. The execution and delivery of the Agreement, the issuance and sale of the Units under the Agreement, the fulfillment of the terms of the Agreement and the consummation of the transactions contemplated hereby will not (A) conflict with or constitute a violation of, or default (with the passage of time or otherwise) under, (i) any material bond, debenture, note or other evidence of indebtedness, lease, contract, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument to which the Company or any Subsidiary is a party or by which it or any of its Subsidiaries or their respective properties are bound, (ii) the charter, bylaws or other organizational documents of the Company or any Subsidiary, or (iii) any law, administrative regulation, ordinance or order of any court or governmental agency, arbitration panel or authority applicable to the Company or any Subsidiary or their respective properties other than in relation to any offering of securities under Section 5 of the Securities Act or (iv) any offering of securities under Section 5 of the Securities Act, assuming compliance by the Investors with the terms and conditions hereof and the truthfulness and accuracy of the Investors' representations and warranties set forth in Section 5 hereof, except in the case of clauses (i), (iii) and (iv) for any such conflicts, violations or defaults which are not reasonably likely to have a Material Adverse Effect, individually or in the aggregate, or (B) result in the creation or imposition of any lien, encumbrance, claim, security interest or restriction whatsoever upon any of the material properties or assets of the Company or any Subsidiary or an acceleration of indebtedness pursuant to any obligation, agreement or condition contained in any material bond, debenture, note or any other evidence of indebtedness or any material indenture, mortgage, deed of trust or any other agreement or instrument to which the Company or any Subsidiary is a party or by which any of them is bound or to which any of the material property or assets of the Company or any Subsidiary is subject. No consent, approval, authorization or other order of, or registration, qualification or filing with, any regulatory body, administrative agency, or other governmental body in the United States or any other person is required for the execution and delivery of the Agreement and the valid issuance and sale of the Units to be sold and issued pursuant to the Agreement, other than such as have been made or obtained, and except for any post-closing securities filings or notifications required to be made under federal or state securities laws.

4.4 Capitalization. As of the date hereof and prior to giving effect to the issuance of the Units, Disclosure Schedule 4.4 sets forth the capitalization of the Company on an outstanding basis and on a fully-diluted basis.  Disclosure Schedule 4.4 also sets forth (i) any capital stock granted pursuant to an employee benefit plan and (ii) any outstanding warrants, options or other securities.  The Units to be sold and issued pursuant to the Agreement have been duly authorized, and when issued and paid for in accordance with the terms of the Agreement, will be duly and validly issued, fully paid and nonassessable (other than as to a lawful offering of securities under Section 5 of the Securities Act) and as to a lawful offering of securities under Section 5 of the Securities Act, assuming the correctness of the representations and warranties of the Investors set forth in Section 5 hereof. Except as set forth in or contemplated by the Agreement or as described in the Disclosure Schedule, no preemptive right, co-sale right, right of first refusal, registration right, or other similar right exists with respect to the Units or the issuance and sale thereof. No further approval or authorization of any stockholder, the Board of Directors of the Company or others is required for the issuance and sale of the Units.

4.5 Legal Proceedings. Except as set forth on the Disclosure Schedule, there is no material legal or governmental proceeding pending or, to the knowledge of the Company, threatened (i) to which the Company or any Subsidiary is or may be a party or of which the business or property of the Company or any Subsidiary is subject or (ii) which adversely affects or challenges the legality, validity or enforceability of the Agreement.

4.6 Disclosure. The representations and warranties of the Company contained in this Section 4 as of the date hereof, do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

4.7 Common Stock Listing. The Common Stock is registered pursuant to Section 12(g) of the Exchange Act and is quoted on The Over-the-Counter Bulletin Board (the “OTCBB”), and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or removal of the Common Stock from the OTCBB, nor has the Company received any notification that the SEC is contemplating terminating such registration.

4.8 Reporting Status. The Company has filed in a timely manner all documents that the Company was required to file under the Exchange Act during the 12 months preceding the date of this Agreement. The following documents complied in all material respects with the SEC’s requirements as of their respective filing dates, and the information contained therein as of the date thereof did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading:

(a) Annual Report on Form 10-K for the years ended December 31, 2007 and December 31, 2008;

(b) Definitive Proxy Statement for the Annual Meeting held on July 11, 2008;

(c) Quarterly Reports on Form 10-Q for the quarters ended June 30, 2008, September 30, 2008 and March 31, 2009; and

(d) All other documents, if any, filed by the Company with the SEC during the 12 months preceding the date of this Agreement pursuant to the reporting requirements of the Exchange Act.

4.9 No Manipulation of Stock. Neither the Company, nor any of its directors, officers or controlling persons, has taken or will, in violation of applicable law, take, any action designed to or that might reasonably be expected to cause or result in, or which has constituted, stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Units.

4.10 Company not an “Investment Company”. The Company has been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the “Investment Company Act”). The Company is not, and immediately after receipt of payment for the Units will not be, an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act and shall conduct its business in a manner so that it will not become subject to the Investment Company Act.

4.11 Foreign Corrupt Practices; Sarbanes-Oxley Act.

(a) Neither the Company, nor to the knowledge of the Company, any agent or other person acting on behalf of the Company, has (i) directly or indirectly, used any corrupt funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

(b) The Company is in compliance in all material respects with all provisions of the Sarbanes-Oxley Act of 2002 that are applicable to it as of the date of each Closing.

4.12 Environmental. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect (i) the Company and its Subsidiaries are in compliance with and not subject to any known liability under applicable Environmental Laws (as defined below), (ii) the Company has made all filings and provided all notices required under any applicable Environmental Law, and has, and is in compliance with, all permits required under any applicable Environmental Laws and each of them is in full force and effect, (iii) (a) there is no pending civil, criminal or administrative action, or pending hearing or suit, (b) the Company has not received any demand, claim or notice of violation and (c) to the knowledge of the Company, there is no investigation, proceeding, notice or demand letter or request for information threatened against the Company, in the case of each of (a), (b) and (c), under any Environmental Law, (iv) no lien, charge, encumbrance or restriction has been recorded under any Environmental Law with respect to any assets, facility or property owned, operated, leased or controlled by the Company, (v) the Company has not received notice that it has been identified as a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), or any comparable state law and (vi) no property or facility of the Company is (a) listed or, to the knowledge of the Company, proposed for listing on the National Priorities List under CERCLA or is (b) listed in the Comprehensive Environmental Response, Compensation, Liability Information System List promulgated pursuant to CERCLA, or on any comparable list maintained by any state or local governmental authority.

For purposes of this Agreement, “Environmental Laws” means all applicable federal, state and local laws or regulations, codes, orders, decrees, judgments or injunctions issued, promulgated, approved or entered thereunder, relating to pollution or protection of public or employee health and safety or the environment, including, without limitation, laws relating to (i) emissions, discharges, releases or threatened releases of Hazardous Materials (as defined below) into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), (ii) the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport or handling of Hazardous Materials and (iii) underground and above ground storage tanks and related piping, and emissions, discharges, releases or threatened releases therefrom. The term “Hazardous Material” means (a) any “hazardous substance,” as defined in the Comprehensive Environmental Response, the Resource Conservation and Recovery Act, as amended, (b) any “hazardous waste,” as defined by the Resource Conservation and Recovery Act, as amended, (c) any petroleum or petroleum product, (d) any polychlorinated biphenyl and any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance.

4.13 Accountants. BDO Seidman, LLP are independent public accountants as required by the Exchange Act and the rules and regulations thereunder.

4.14 Taxes. Except as set forth on the Disclosure Schedule, the Company has filed all necessary federal, state and foreign income and franchise tax returns and has paid or accrued all taxes shown as due thereon, and the Company has no knowledge of a tax deficiency which has been or might be asserted or threatened against it which would have a Material Adverse Effect.

4.15 Transfer Taxes. On the date of each Closing, all securities transfer or other taxes (other than income taxes) which are required to be paid in connection with the sale and transfer of the Units to be sold to the Investors hereunder will be, or will have been, fully paid or provided for by the Company and all laws imposing such taxes will be or will have been fully complied with.

4.16 Private Offering. Assuming the correctness of the representations and warranties of the Investors set forth in Section 5 hereof, the offer and sale of Units hereunder is exempt from registration under the Securities Act. The Company will not distribute prior to the final Closing, any offering materials in connection with this Offering and sale of the Units other than the documents of which this Agreement is a part, including the Disclosure Schedule, or the Exchange Act Documents.  The Company has not in the past nor will it hereafter take any action to sell, offer for sale or solicit offers to buy any securities of the Company which would bring the offer, issuance or sale of the Units as contemplated by this Agreement, within the provisions of Section 5 of the Securities Act, unless such offer, issuance or sale was or shall be within the exemptions of Section 4 of the Securities Act.

4.17 Use of Proceeds. The Company shall use the proceeds from the Offering for working capital, sales and marketing, research and product development and general corporate purposes.

4.18 Transactions with Affiliates. Other than as set forth on the Disclosure Schedule, as of the date hereof, the Company has no current plans to enter into any, agreement, contract or arrangement with any of its officers, directors or other affiliates.

4.19 Brokers or Finders. Except as disclosed in the Disclosure Schedule, the Company has not dealt with any broker or finder in connection with the transactions contemplated by the Agreement, and Company has not incurred, and shall not incur, directly or indirectly, any liability for any brokerage or finders’ fees or agents commissions or any similar charges in connection with the transactions contemplated by the Agreement.

4.20 Employee Relations. Neither the Company nor any of its Subsidiaries is involved in any union or labor dispute nor, to the knowledge of the Company or any of its Subsidiaries, is any such dispute threatened.  None of the Company's or its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relations with their employees are good.  No executive officer (as defined in Rule 501(f) of the Securities Act) has notified the Company that such officer intends to leave the Company or otherwise terminate such officer's employment with the Company.  No executive officer, to the best knowledge of the Company and its Subsidiaries, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, nondisclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters.

4.21 No Misleading Statements. The representations and warranties of the Company contained in this Agreement, the Annexes, Exhibits and Disclosure Schedules hereto and all other documents and information furnished to the Investors and their representatives pursuant hereto are complete and accurate in all material respects and do not include any untrue statement of a material fact or omit to state any material fact necessary to make any statements made not misleading.  There is no material fact relating to the Company or the Units that has not been set forth or described in this Agreement or in the Disclosure Schedules hereto or in the Exchange Act Documents.

5. Representations Warranties and Covenants of the Investors.

5.1 Each Investor, severally and not jointly, represents and warrants to, and covenants with, the Company that: (i) the Investor is an “accredited investor” as defined in Rule 501(a) of Regulation D under the Securities Act and the Investor is also knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in shares presenting an investment decision like that involved in the purchase of the Units, including investments in securities issued by the Company and investments in comparable companies, and has requested, received, reviewed and considered all information it deemed relevant in making an informed decision to purchase the Units; (ii) the Investor is acquiring the Units set forth in Annex I to the Agreement in the ordinary course of its business and for its own account for investment only and with no present intention of distributing any of such Units or any arrangement or understanding with any other persons regarding the distribution of such Units, except in accordance with applicable securities law; (iii) the Investor will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Units except in compliance with the Securities Act, applicable state securities laws and the respective rules and regulations promulgated thereunder; (iv) the Investor has answered all questions in the Agreement and the answers thereto are true, correct and complete in all material respects as of the date hereof and will be true, correct and complete in all material respects as of the date of each Closing; and (v) the Investor has, in connection with its decision to purchase the Units set forth in Annex I to the Agreement, relied only upon the Exchange Act Documents (which are incorporated herein by reference and which Investor acknowledges it has reviewed), the representations and warranties of the Company contained herein and the Disclosure Schedules. Each Investor understands its acquisition of the Units has not been registered under the Securities Act or registered or qualified under any state securities law in reliance on specific exemptions therefrom, which exemptions may depend upon, among other things, the bona fide nature of the Investor’s investment intent as expressed herein.  Investor understands the Units purchased hereunder have to be held indefinitely unless there is an effective Registration Statement under the Securities Act with respect to the Units or an exemption from registration available under the Securities Act and applicable state securities laws, and the Investor is able to bear the economic risk of an investment in the Units.

5.2 Each Investor, severally and not jointly, acknowledges, represents and agrees that no action has been or will be taken in any jurisdiction outside the United States by the Company that would permit an offering of the Units, or possession or distribution of offering materials in connection with the issue of the Units, in any jurisdiction outside the United States where legal action by the Company for that purpose is required. Each Investor outside the United States will comply with all applicable laws and regulations in each foreign jurisdiction in which it purchases, offers, sells or delivers Units or has in its possession or distributes any offering material, in all cases at its own expense.

5.3 Each Investor, severally and not jointly, hereby covenants with the Company not to make any sale of the Units, the Preferred Stock, the Warrants or the Common Stock underlying either of the Preferred Stock or Warrants without complying with the provisions of this Agreement and all securities laws, and the Investor acknowledges that the certificates evidencing the Preferred Stock and the Warrants will be imprinted with a legend that prohibits their transfer except in accordance therewith. Upon the earlier of (i) a registration statement covering Common Stock underlying the Preferred Stock and Warrants becoming effective and (ii) Rule 144 becoming available, the Investors shall be entitled to exchange their certificates representing the Common Stock and Warrants for certificates that do not contain any restrictive legend.

5.4 Each Investor, severally and not jointly, further represents and warrants to, and covenants with, the Company that (i) the Investor has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, (ii) the execution and delivery of this Agreement, the purchase of the Units under the Agreement, the fulfillment of the terms of the Agreement and the consummation of the transactions contemplated hereby will not conflict with or constitute a violation of, or default (with the passage of time or otherwise) under the charter, bylaws or other organizational documents of the Investor, and (iii) this Agreement constitutes a valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as the indemnification agreements of the Investors herein may be legally unenforceable.

5.5 Investor will not use any of the restricted Preferred Stock, Warrants or underlying Common Stock acquired pursuant to this Agreement to cover any short position in the Common Stock of the Company if doing so would be in violation of applicable securities laws.

5.6 Each Investor understands that nothing in the Exchange Act Documents, this Agreement or any other materials presented to the Investors in connection with the purchase and sale of the Units constitutes legal, tax or investment advice. The Investor has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of Units.

5.7 Except as disclosed in the Disclosure Schedule, the Investors have not dealt with any broker or finder in connection with the transactions contemplated by the Agreement, and the Investors have not incurred, and shall not incur, directly or indirectly, any liability for any brokerage or finders’ fees or agents commissions or any similar charges in connection with the transactions contemplated by the Agreement.

5.8 Investor is not purchasing the Units as a result of any advertisement, article, notice or other communication regarding the Units published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

5.9 Each Investor has independently evaluated the merits of its decision to purchase Units, such decision has been independently made by such Investor and such Investor confirms that it has only relied on the advice of its own business and/or legal counsel and not on the advice of the Company’s or any other Investor’s business and/or legal counsel in making such decision.

5.10 Each Investor acknowledges that certain officers and directors of the Company may purchase Units in the Offering, with the purchase price therefore being paid through the cancellation of deferred compensation owed to such officers or directors.

6. Survival of Representations, Warranties and Agreements. Notwithstanding any investigation made by any party to this Agreement, all covenants, agreements, representations and warranties made by the Company and the Investors herein shall survive the execution of this Agreement, the delivery to the Investors of the Units being purchased and the payment therefor.

7. No Net-Cash Settlement.

7.1 No Net Cash Settlement. In no event will any registered holder of the Securities be entitled to receive a net-cash settlement in lieu of physical settlement in shares of Common Stock.

7.2 Transfer of Units; Suspension. Each Investor agrees that it will not effect any disposition of the Securities or its right to purchase the Securities that would constitute a sale within the meaning of the Securities Act except as otherwise permitted by law.

8. Representation.  Each Investor hereto acknowledges its interests may not necessarily coincide with the interests of any other Investors (the “Other Investors”).  Each Investor has consulted with, or has had the opportunity to consult with, their own legal counsel in connection with this transaction.  For the avoidance of doubt, it shall be expressly agreed and understood that as among the Investors, each Investor intends to and is acting individually on its own behalf only, making its own investment decisions, not in concert with or as a group with any other Investor, and no beneficial or pecuniary interest of any one Investor shall be attributed or attributable to any other Investor.

9. Participation in Future Financing.

9.1 From the date hereof through December 30, 2009, upon any issuance by the Company of Common Stock, debentures or any equity or debenture convertible into Common Stock for cash consideration (a “Subsequent Financing”), each Investor shall have the option to participate in such Subsequent Financing, without any further investment, in the same dollar amount as was invested by such Investor hereunder, on the same price, terms and conditions provided for in the Subsequent Financing, in which such case all shares of Preferred Stock issued to such Investor shall be cancelled and of no further force or effect.  Notwithstanding the foregoing, in the event any Investor has converted any portion of its Preferred Stock into Common Stock prior to such Subsequent Financing, such Investors’ participation in any Subsequent Financing shall be reduced by the dollar amount of Preferred Stock so converted.

9.2 At least five (5) Trading Days prior to the closing of the Subsequent Financing, the Company shall deliver to each Investor a written notice of its intention to effect a Subsequent Financing (“Pre-Notice”), which Pre-Notice shall ask such Investor if it wants to review the details of such financing (such additional notice, a “Subsequent Financing Notice”).  Upon the request of an Investor, and only upon a request by such Investor, for a Subsequent Financing Notice, the Company shall promptly deliver a Subsequent Financing Notice to such Investor.  The Subsequent Financing Notice shall describe in reasonable detail the proposed terms of such Subsequent Financing, the amount of proceeds intended to be raised thereunder and the Person or Persons through or with whom such Subsequent Financing is proposed to be effected and shall include a term sheet or similar document relating thereto as an attachment.

9.3 Any Investor desiring to participate in such Subsequent Financing must provide written notice to the Company by not later than 5:30 p.m. (New York City time) on the fifth (5th) Trading Day after receipt of the Pre-Notice that the Investor is willing to participate in the Subsequent Financing.  If the Company receives no such notice from an Investor as of such fifth (5th) Trading Day, such Investor shall be deemed to have notified the Company that it does not elect to participate.

10. Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed (A) if within the United States by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, or by facsimile, or (B) if delivered from outside the United States, by International Federal Express or facsimile, and shall be deemed given (i) if delivered by first-class registered or certified mail, three business days after so mailed, (ii) if delivered by nationally recognized overnight carrier, one business day after so mailed, (iii) if delivered by International Federal Express, two business days after so mailed, (iv) if delivered by facsimile, upon electronic confirmation of receipt and shall be delivered as addressed as follows:

(a)	if to the Company, to:

Power Efficiency Corporation
3960 Howard Hughes Parkway
Suite 460
Las Vegas, NV 89169
Tel: (702) 697-0377
Fax: (702) 697-0379
Attn: BJ Lackland

(b)	with a copy to:

Ellenoff Grossman & Schole LLP
370 Lexington Avenue
New York, New York 10017
Tel: (212) 370-1300
Fax: (212) 370-7889
Attn:  Barry Grossman, Esq.

(c) if to the Investors, at their respective addresses on the signature pages hereto, or at such other address or addresses as may have been furnished to the Company in writing.

11. Changes. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the majority in interest of the Investors.

12. Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

13. Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

14. Governing Law; Arbitration.

14.1 This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without giving effect to the principles of conflicts of law.

14.2 In the event any controversy or dispute shall arise between the parties under, out of, in connection with, or relating to this Agreement or the breach thereof, the party initiating such controversy or making such claim shall provide to the other party notice containing a brief and concise statement of the initiating party’s claims, together with relevant facts supporting them.  Following the date of said notice, the parties shall make good faith efforts to settle the dispute.  In the event the parties have been unable to reach accord using the procedures set forth in this Section 13, either party may seek binding arbitration before three (3) arbitrators in accordance with the rules of the American Arbitration Association (“AAA”).  Each party shall appoint one arbitrator and the appointed arbitrators shall in turn appoint the third arbitrator.  In the event the two appointed arbitrators are unable to agree upon the third arbitrator, the AAA shall designate the third arbitrator to arbitrate the controversy or dispute.  The arbitration shall be held in Las Vegas, Nevada.  Within thirty (30) days after initiation of arbitration, the parties shall reach agreement upon and thereafter follow procedures assuring that the arbitration will be concluded and the award rendered within no more than six (6) months from selection of the three arbitrators.  Failing such agreement, AAA will design, and the parties will follow, such procedures.  THE ARBITRATORS SHALL NOT AWARD ANY PARTY PUNITIVE OR EXEMPLARY DAMAGES, AND EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT TO SEEK SUCH DAMAGES.  Each party has the right before or during the arbitration to seek and obtain from the appropriate court provisional remedies such as attachment, preliminary injunction, replevin, etc., to avoid irreparable harm, maintain the status quo or preserve the subject matter of the arbitration.

15. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

16. Expenses.  Each of the Company and the Investors shall bear its own expenses, including fees and costs of attorneys, accountants and financial advisors, incurred in connection with the transactions contemplated hereunder; provided, however, that the Company shall be responsible for the payment of legal fees that are related to the issuance of legal opinions under Rule 144 or the registration of the issued securities, if required.

17. Confidential Information. Each Investor represents to the Company that, at all times during the Offering, the Investor has maintained in confidence the existence of this Offering.